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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Benjamin Franklin Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3336598

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

58 Main Street, Franklin, Massachusetts	02038

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:   333-121154   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(Title of class)

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURE
Ex-4 Form of common stock certificate of Benjamin Franklin Bancorp, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

     We have provided the information required by Item 202 of Regulation S-K under the headings “Description Of Capital Stock Of Benjamin Franklin Bancorp” and “Restrictions On Acquisition of Benjamin Franklin Bancorp and Benjamin Franklin Bank” in our registration statement on Form S-1 as filed with the Securities and Exchange Commission, as amended (“Registration Statement on Form S-1”) (Registration No. 333-121154). We incorporate that information by reference in this registration statement on Form 8-A.

Item 2. Exhibits

1.	Plan of Conversion of Benjamin Franklin Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1).

2.	Articles of Organization of Benjamin Franklin Bancorp, Inc. (to become effective upon consummation of the Registrant’s conversion from mutual to stock form) (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1).

3.	Bylaws of Benjamin Franklin Bancorp, Inc. (to become effective upon consummation of the Registrant’s conversion from mutual to stock form) (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1).

4.	Form of common stock certificate of Benjamin Franklin Bancorp, Inc.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Benjamin Franklin Bancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BENJAMIN FRANKLIN BANCORP, INC.

Date: March 9, 2005
	By:	/s/ Thomas R. Venables

Thomas R. Venables
President and Chief Executive Officer